 As filed with the Securities and Exchange Commission on August 11, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

 Under

THE SECURITIES ACT OF 1933

Science 37 Holdings, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of incorporation or organization)	84-4278203 (I.R.S. Employer Identification No.)

800 Park Offices Drive, Suite 3606

Research Triangle Park, NC 27709

(Address of principal executive offices) (Zip code)

Science 37 Holdings, Inc. 2021 Incentive Award Plan

Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan

(Full title of the plan)

Christine Pellizzari

800 Park Offices Drive, Suite 3606

Research Triangle Park, NC 27709

(Name and address of agent for service)

(984) 377-3737

(Telephone number, including area code, of agent for service)

Copies to:

Ryan J. Maierson

Thomas G. Brandt

Erika L. Weinberg

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

(713) 546-7000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

 EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Science 37 Holdings, Inc. (the “Registrant”) to register an additional 6,980,904 shares of the Registrant’s common stock, par value $0.0001 per share (the “Common Stock”), issuable under the following employee benefit plans for which the Registration Statement on Form S-8 (File No. 333-262610) (the “Existing Registration Statement”) is effective as a result of the automatic annual increase (“evergreen”) provisions in such plans: (i) the Science 37 Holdings, Inc. 2021 Incentive Award Plan (the “2021 Plan”), as a result of the operation of the evergreen provision therein, which is expected to add 5,817,420 shares of Common Stock as of January 1, 2023, and (ii) the Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan (the “ESPP”), as a result of the operation of the evergreen provision therein, which is expected to add 1,163,484 shares of Common Stock as of January 1, 2023.

Pursuant to General Instruction E of Form S-8, this Registration Statement hereby incorporates by reference the contents of the Existing Registration Statement to the extent not modified or superseded hereby or by any subsequently filed document, which is incorporated by reference herein or therein.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.	Plan Information.

Not required to be filed with this Registration Statement on Form S-8 (this “Registration Statement”) in accordance with the rules and regulations of the U.S. Securities and Exchange Commission (the “Commission”).

Item 2.	Registrant Information and Employee Plan Annual Information.

Not required to be filed with this Registration Statement in accordance with the rules and regulations of the Commission.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents, which have been filed by the Registrant with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference in, and shall be deemed to be a part of, this Registration Statement:

(a)       the Registrant’s Annual Report on Form 10-K for the year ended December 31, 2021, filed with the Commission on March 22, 2022 (File No. 001-39727);

(b)       the Registrant’s Definitive Proxy Statement on Schedule 14A filed with the Commission on March 23, 2022;

(c)       the Registrant’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2022 and June 30, 2022, filed with the Commission on May 9, 2022 and August 11, 2022, respectively (File No. 001-39727);

(d)       the Registrant’s Current Report on Form 8-K filed with the Commission on May 13, 2022; and

(e)       the description of the Registrant’s securities contained in the Registrant’s Registration Statement on Form 8-A, filed with the Commission on November 19, 2020 (File 001-39727), including any amendments or reports filed for the purpose of updating such description.

All reports and other documents filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents or reports.

For purposes of this Registration Statement, any document or any statement contained in a document incorporated or deemed to be incorporated herein by reference shall be deemed to be modified or superseded to the extent that a subsequently filed document or a statement contained therein, or in any other subsequently filed document which also is or is deemed to be incorporated by reference, modifies or supersedes such document or such statement in such document. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Under no circumstances shall any information furnished under Item 2.02 or 7.01 of Form 8-K be deemed incorporated herein by reference unless such Form 8-K expressly provides to the contrary.

Item 8.	Exhibits.

The following documents are filed as exhibits to this Registration Statement:

		Incorporated by Reference
Exhibit Number	Description	Form	Exhibit	Date Filed	Filed Herewith

4.1	Amended and Restated Certificate of Incorporation	S-1	3.1	November 5, 2021

4.2	Amended and Restated Bylaws of Science 37 Holdings, Inc.	8-K	3.3	October 13, 2021

4.3	Specimen Stock Certificate of Science 37 Holdings, Inc.	8-K	4.1	October 13, 2021

5.1	Opinion of Latham & Watkins LLP.				X

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1).				X

23.2	Consent of Independent Registered Public Accounting Firm.				X

24.1	Power of Attorney (included in the signature page to this Registration Statement).				X

99.1	Science 37 Holdings, Inc. 2021 Incentive Award Plan.	S-8	99.1	February 10, 2022

99.2	Science 37 Holdings, Inc. 2021 Employee Stock Purchase Plan.	S-8	99.2	February 10, 2022

107	Filing Fee Table.				X

SIGNATURES

Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Research Triangle Park, State of North Carolina, on August 11, 2022.

SCIENCE 37 Holdings, Inc.

By:	/s/ David Coman
	Name:	David Coman
	Title:	Chief Executive Officer

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints each of David Coman and Mike Zaranek, acting alone or together with another attorney-in-fact, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date

/s/ David Coman	Chief Executive Officer and Director	August 11, 2022
David Coman	(Principal Executive Officer)

/s/ Mike Zaranek	Chief Financial Officer (Principal Financial Officer	August 11, 2022
Mike Zaranek	and Principal Accounting Officer)

/s/ John W. Hubbard	Director	August 11, 2022
John W. Hubbard

/s/ Neil Tiwari	Director	August 11, 2022
Neil Tiwari

/s/ Robert Faulkner	Director	August 11, 2022
Robert Faulkner

/s/ Adam Goulburn	Director	August 11, 2022
Adam Goulburn

/s/ Bhooshitha B. De Silva	Director	August 11, 2022
Bhooshitha B. De Silva

/s/ Emily Rollins	Director	August 11, 2022
Emily Rollins